Exhibit 21.1

Subsidiaries of American Assets Trust, Inc.

The following list sets forth American Assets Trust, Inc.'s subsidiaries as of December 31, 2020.

Name
Jurisdiction of Formation/Incorporation
AAT CC Bellevue, LLC	Delaware
AAT Geary Marketplace, LLC	Delaware
AAT Lloyd District, LLC	Delaware
AAT La Jolla Commons, LLC	Delaware
AAT La Jolla Commons 3, LLC	Delaware
AAT One Beach, LLC	Delaware
AAT Oregon Office I, LLC	Delaware
AAT Torrey Point, LLC	Delaware
AAT Torrey Reserve 5, LLC	Delaware
AAT Torrey Reserve 6, LLC	Delaware
AAT Torrey 13-14, LLC	Delaware
AAT Alamo Quarry, LLC	Delaware
AAT Del Monte, LLC	Delaware
AAT Waikele Center, LLC	Delaware
AAT Pacific Ridge, LLC	Delaware
AAT Gateway Marketplace, LLC	Delaware
ABW 2181 Holdings, LLC	Hawaii
ABW Holdings, LLC	Delaware
ABW Lewers, LLC	Hawaii
American Assets Services, Inc.	Delaware
American Assets Trust Management, LLC	Delaware
American Assets Trust, LP	Maryland
Beach Walk Holdings, LLC	Delaware
Broadway 225 Sorrento Holdings, LLC	Delaware
Broadway 225 Stonecrest Holdings, LLC	Delaware
Carmel County Plaza, LP	California
Carmel Mountain Pad, LLC	California
EBW Hotel, LLC	Hawaii
ICW Café Lessee, LLC	Delaware
AAT Torrey Plaza, LLC	Delaware
ICW Plaza Merger Sub, LLC	Delaware
Imperial Strand Holdings, LLC	Delaware
Landmark FireHill Holdings, LLC	Delaware
Landmark Venture Holdings, LLC	Delaware
Landmark Venture JV, LLC	Delaware
Lloyd District TRS, LLC	Delaware
Lomas Palisades CA general partnership	California
Lomas Palisades GP LLC	Delaware
Mariner's Point Holdings, LLC	Delaware
Pacific Carmel Mountain Assets, LLC	Delaware
Pacific Carmel Mountain Holdings, LP	California
Pacific Del Mar Assets, LLC	Delaware
Pacific Firecreek Holdings, LLC	Delaware

Name
Jurisdiction of Formation/Incorporation
Pacific North Court GP, LLC	Delaware
Pacific North Court Holdings, LP	California
Pacific Santa Fe Assets, LLC	Delaware
Pacific Santa Fe Holdings, LP	California
Pacific Solana Beach Assets, LLC	Delaware
Pacific Solana Beach Holdings, LP	California
Pacific South Court Assets, LLC	Delaware
Pacific South Court Holdings, LP	California
Pacific Torrey Daycare Assets, LLC	Delaware
Pacific Torrey Daycare Holdings, LP	California
Pacific VC Holdings, LLC	Delaware
Pacific Waikiki Assets, LLC	Delaware
Pacific Waikiki Holdings, LP.	California
SB Corporate Centre III-IV, LLC	Delaware
SB Corporate Centre, LLC	California
SB Towne Centre, LLC	California
SBCC Holdings, LLC	Delaware
SBTC Holdings, LLC	Delaware
Southbay Marketplace Holding, LLC	Delaware
Waikele Venture Holdings, LLC	Delaware
WBW Hotel Lessee, LLC	Delaware